Exhibit 99.1

JFrog Announces First Quarter 2026 Results

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Total First Quarter Revenues of $154.0 million; up 26% Year-over-Year
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First Quarter Cloud Revenues of $78.9 million; up 50% Year-over-Year
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Customers with ARR greater than $1 million equaled 80, up 48% Year-over-Year
•
Trailing four quarter Net Dollar Retention equaled 120% versus 116% in prior year

Sunnyvale, Calif., May 7, 2026 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the creators of the JFrog Software Supply Chain Platform, the system of record for trusted software artifacts, binaries, and AI assets, today announced financial results for its first quarter 2026 ended March 31, 2026.

“Q1 was a solid quarter, with strong performance across revenue, cloud growth, and all key metrics, reflecting consistent execution by our global team,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “Our cloud business acceleration was fueled by surging demand from development organizations leveraging AI-powered coding agents to build and ship software at increasing scale. At the same time, we are seeing powerful momentum in our security business, as customers standardize on JFrog as their end-to-end platform, built on Artifactory as the system of record to govern, manage, and secure binaries at scale in the face of escalating software supply chain threats.”

First Quarter 2026 Financial Highlights

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Revenue for the first quarter of 2026 was $154.0 million, up 26% year-over-year.
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GAAP Gross Profit was $120.4 million; GAAP Gross Margin was 78.2%.
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Non-GAAP Gross Profit was $129.0 million; Non-GAAP Gross Margin was 83.8%.
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GAAP Operating Loss was ($12.9) million; GAAP Operating Margin was (8.4%).
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Non-GAAP Operating Income was $32.9 million; Non-GAAP Operating Margin was 21.4%.
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GAAP Net Loss Per Share was ($0.07); Non-GAAP Diluted Earnings Per Share was $0.27.
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Operating Cash Flow was $38.4 million; Free Cash Flow of $37.3 million.
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Cash, Cash Equivalents and Investments were $741.2 million as of March 31, 2026.
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Remaining performance obligations were $574.9 million as of March 31, 2026.

Recent Business & Product Highlights

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Cloud revenue equaled $78.9 million during the first quarter of 2026, an increase of 50% year-over-year. Cloud revenue represented 51% of total revenue, compared to 43% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 120%.
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Customers with greater than $1 million ARR increased to 80, up from 54 in the year-ago period.
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Customers with greater than $100K ARR increased to 1,225 compared with 1,051 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 58% of total revenue during the first quarter of 2026, versus 55% in the year-ago period.
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Announced board authorization of up to $300 million share repurchase program.
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Launched JFrog MCP Registry as the first enterprise-grade registry for MCP servers.
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Launched JFrog Skills Registry alongside NVIDIA to bring a trust layer to AI agent skills.

Second Quarter and Fiscal Year 2026 Outlook

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Second Quarter 2026 Outlook:
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Revenue between $154 million and $156 million
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Non-GAAP operating income between $28 million and $30 million
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Non-GAAP net income per diluted share between $0.23 and $0.25, assuming approximately 126 million weighted average diluted shares outstanding
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Fiscal Year 2026 Outlook:
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Revenue between $628 million to $632 million
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Non-GAAP operating income between $112 million and $116 million
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Non-GAAP net income per diluted share between $0.93 and $0.97, assuming approximately 128 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s First Quarter 2026 Financial Results Conference Call
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Date: Thursday, May 7, 2026
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), the creators of the unified DevOps, DevSecOps, DevGovOps, and MLOps platform, is on a mission to create a world of software delivered without friction from development to production. Driven by a “Liquid Software” vision, the JFrog Platform is a software supply chain system of record that is designed to power organizations as they build, manage, and distribute secure software with speed and scale. Holistic security features help identify, protect, and remediate against threats and vulnerabilities. The universal, hybrid, multi-cloud JFrog Platform is available as both SaaS services across major cloud service providers and self-hosted. Millions of users and approximately 6,600 organizations worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation in the AI era. Learn more at www.jfrog.com or follow us on X @JFrog.

Disclosure Information

JFrog routinely posts important information for investors on its website (www.investors.jfrog.com and, more specifically, under the News tab at www.investors.jfrog.com/news). JFrog intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation Fair Disclosure promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, investors should monitor JFrog’s investor relations web site, in addition to following JFrog’s press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, JFrog’s website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the second quarter and for the full year of 2026, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML, JFrog AppTrust, JFrog AI Catalog and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, expectations regarding the adoption of AI and the use of AI agents, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, DevGovOps, Security, AI, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to contribute data to global security standards bodies, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and expectations regarding customer expansions.

These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions, including uncertainty in the current macroeconomic environment. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Subscription—self-managed and SaaS	$146,282	$116,425
License—self-managed	7,695	5,982
Total subscription revenue	153,977	122,407
Cost of revenue:
Subscription—self-managed and SaaS(1)(3)	33,600	30,065
License—self-managed(3)	—	116
Total cost of revenue—subscription	33,600	30,181
Gross profit	120,377	92,226
Operating expenses:
Research and development(1)(2)	51,812	43,335
Sales and marketing(1)(2)(3)	57,752	52,812
General and administrative(1)(2)	23,744	19,049
Total operating expenses	133,308	115,196
Operating loss	(12,931)	(22,970)
Interest and other income, net	7,152	5,965
Loss before income taxes	(5,779)	(17,005)
Income tax expense	2,488	1,498
Net loss	$(8,267)	$(18,503)

Net loss per share - basic and diluted	$(0.07)	$(0.16)
Weighted-average shares used in computing net loss per share, basic and diluted	120,159	113,447

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$4,093	$4,201
Research and development	14,210	13,977
Sales and marketing	12,809	12,730
General and administrative	8,515	5,937
Total share-based compensation expense	$39,627	$36,845

(2) Includes acquisition-related costs as follows:
Research and development	$1,086	$1,180
Sales and marketing	466	463
General and administrative	19	15
Total acquisition-related costs	$1,571	$1,658

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$4,498	$4,499
Cost of revenue: license—self-managed	—	116
Sales and marketing	175	1,202
Total amortization of acquired intangible assets	$4,673	$5,817

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$60,966	$75,840
Short-term investments	680,278	628,574
Accounts receivable, net	113,708	119,948
Deferred contract acquisition costs	23,011	22,259
Prepaid expenses and other current assets	26,844	26,390
Total current assets	904,807	873,011
Property and equipment, net	6,504	5,536
Deferred contract acquisition costs, noncurrent	34,293	34,304
Operating lease right-of-use assets	16,163	12,063
Intangible assets, net	35,235	39,908
Goodwill	371,512	371,512
Other assets, noncurrent	4,694	5,043
Total assets	$1,373,208	$1,341,377
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,627	$14,168
Accrued expenses and other current liabilities	67,183	77,970
Operating lease liabilities	5,220	5,780
Deferred revenue	311,135	309,604
Total current liabilities	400,165	407,522
Deferred revenue, noncurrent	30,336	32,400
Operating lease liabilities, noncurrent	11,227	6,676
Other liabilities, noncurrent	7,482	7,332
Total liabilities	449,210	453,930
Shareholders’ equity:
Ordinary shares	340	335
Additional paid-in capital	1,361,165	1,312,833
Accumulated other comprehensive income	2,247	5,766
Accumulated deficit	(439,754)	(431,487)
Total shareholders’ equity	923,998	887,447
Total liabilities and shareholders’ equity	$1,373,208	$1,341,377

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,267)	$(18,503)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,561	6,714
Share-based compensation expense	39,627	36,845
Non-cash operating lease expense	2,063	2,118
Net amortization of premium or discount on investments	(923)	(1,559)
Gains on foreign exchange	(74)	(82)
Changes in operating assets and liabilities:
Accounts receivable	6,335	6,495
Prepaid expenses and other assets	(2,405)	184
Deferred contract acquisition costs	(741)	(751)
Accounts payable	1,578	(628)
Accrued expenses and other liabilities	(1,768)	(1,134)
Operating lease liabilities	(2,097)	(2,207)
Deferred revenue	(533)	1,300
Net cash provided by operating activities	38,356	28,792
Cash flows from investing activities:
Purchases of short-term investments	(165,647)	(148,968)
Maturities of short-term investments	113,638	103,833
Purchases of property and equipment	(1,070)	(647)
Net cash used in investing activities	(53,079)	(45,782)
Cash flows from financing activities:
Proceeds from exercise of share options	554	3,752
Proceeds from employee share purchase plan	8,156	6,294
Proceeds from employee equity transactions, net of payments to tax authorities and employees	(8,860)	1,459
Net cash provided by (used in) financing activities	(150)	11,505
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(34)
Net decrease in cash, cash equivalents, and restricted cash	(14,874)	(5,519)
Cash, cash equivalents, and restricted cash—beginning of period	76,551	50,627
Cash, cash equivalents, and restricted cash—end of period	$61,677	$45,108
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$60,966	$44,350
Restricted cash included in prepaid expenses and other current assets	711	758
Total cash, cash equivalents, and restricted cash	$61,677	$45,108

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$120,377	$92,226
Plus: Share-based compensation expense	4,093	4,201
Plus: Amortization of acquired intangibles	4,498	4,615
Non-GAAP gross profit	$128,968	$101,042
GAAP gross margin	78.2%	75.3%
Non-GAAP gross margin	83.8%	82.5%

Reconciliation of operating expenses
GAAP research and development	$51,812	$43,335
Less: Share-based compensation expense	(14,210)	(13,977)
Less: Acquisition-related costs	(1,086)	(1,180)
Non-GAAP research and development	$36,516	$28,178

GAAP sales and marketing	$57,752	$52,812
Less: Share-based compensation expense	(12,809)	(12,730)
Less: Acquisition-related costs	(466)	(463)
Less: Amortization of acquired intangibles	(175)	(1,202)
Non-GAAP sales and marketing	$44,302	$38,417

GAAP general and administrative	$23,744	$19,049
Less: Share-based compensation expense	(8,515)	(5,937)
Less: Acquisition-related costs	(19)	(15)
Non-GAAP general and administrative	$15,210	$13,097

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(12,931)	$(22,970)
Plus: Share-based compensation expense	39,627	36,845
Plus: Acquisition-related costs	1,571	1,658
Plus: Amortization of acquired intangibles	4,673	5,817
Non-GAAP operating income	$32,940	$21,350
GAAP operating margin	(8.4)%	(18.8)%
Non-GAAP operating margin	21.4%	17.4%

Reconciliation of net income (loss)
GAAP net loss	$(8,267)	$(18,503)
Plus: Share-based compensation expense	39,627	36,845
Plus: Acquisition-related costs	1,571	1,658
Plus: Amortization of acquired intangibles	4,673	5,817
Less: Income tax effects	(3,420)	(2,540)
Non-GAAP net income	$34,184	$23,277
Net income per share - basic	$0.28	$0.21
Net income per share - diluted	$0.27	$0.20
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	120,159	113,447
Add: Dilutive ordinary share equivalents	5,178	5,027
Non-GAAP weighted-average shares used to compute net income per share - diluted	125,337	118,474

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$38,356	$28,792
Less: purchases of property and equipment	(1,070)	(647)
Free cash flow	$37,286	$28,145